SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 5, 2000
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                           NEXTPATH TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                        5050 North 40th Street, Suite 340
                                Phoenix, AZ 85016
                    ----------------------------------------
                    (Address of principal executive offices)

                                  602/224-0685
                               602/912-9595 (fax)
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


         (Former name and former address, if changed since last report)


    Nevada                          000-26425                     84-1402416
---------------                    ------------              -------------------
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
 incorporation)


ITEM 9. REGULATION FD DISCLOSURE

ANNUAL MEETING
--------------

The Annual Meeting of Shareholders is being held at the Marriott Hotel, 3233 NW Expressway, Oklahoma City, Oklahoma on Tuesday, December 5, 2000 at 10:00 a.m. The Record Date for the meeting is October 23, 2000. The following are the scripted management presentations and questions and answers:

LaserWireless

Good morning, my name is Dick Walter, and I am the President of LaserWireless, Inc., which is based in Lancaster, Pennsylvania.

LaserWireless was incorporated in 1998 and acquired by NextPath in October 1999, and is part of the NextPath Precision Technology Group. We design and manufacture an optical wireless communications system, which uses the light pathway of a laser beam to transmit and receive information. This means that customers can use our systems to connect video, voice, phone, and data networks over a beam of light.

Our company is fortunate to have key personnel who have been in the laser communications industry since introducing the industry's first commercial systems more than 15 years ago. Ever since we founded the company two years ago, our goal has been to develop an optical wireless product that offers the most benefits to the customer at the lowest cost compared to any other system on the market. I'm happy to announce today that we have reached that goal.

Our system, the LaserBridge 155, has several built-in features that provide significant benefits to our customers. These features aren't available in any of our competitors' products, except as customized add-ons. For example, the LaserBridge has an electronic tracking capability, which means that the system will stay automatically in alignment regardless of building sway or thermal expansion. Our systems also include a remote dial-in capability that enables us to diagnose problems with any installed system directly from our service center.

We have also designed our system to be capable of being installed by one person rather two. Thereafter, unlike competing systems, our system is completely serviceable in the field and does not have to be returned to the factory for adjustments. These factors present a considerable advantage to the user.

The potential market for laser communications systems continues to expand rapidly. Because of increasing demand for broadband connections to support Internet applications and data transfer, network administrators are faced with the need to increase the capacity of their communications networks and to extend the existing backbone to users at remote locations. In many cases, network managers are interested in taking advantage of wireless technologies to deliver "last mile" connectivity where physical wiring is either impractical or too costly.

Wireless optical systems can be used whenever a physical barrier exists or alternative installation costs are too expensive. The LaserBridge 155 has an effective range up to 2.0 km. Some of the situations in which the system meets needs for a "last mile" link are:

o Where a connection is needed across highways, railroads, rivers, or other physical barriers to cabling.

o    To cross land not owned by the network operator.

o Where cabling is prohibited by building conditions, regulations, or a building's owner.

o In dense metropolitan areas where radio or spread spectrum is already too crowded.

o    When waiting for a license is not acceptable.

o In a campus environment where trenching is not possible or is prohibitively expensive.

o For temporary connectivity needs at special events or to connect sites or buildings for temporary use.

Infrared laser communications systems are safe, secure, and easy to deploy for building-to-building network connectivity. Optical wireless is particularly well suited for high bandwidth network requirements compared to other wireless alternatives. The reasons for this are the following:

o Laser systems have much higher transmission rates compared to radio or microwave.

o    No FCC license is required to operate.

o Wireless infrared has the highest level of transmission security, compared to microwave or spread spectrum.

o    Laser systems are immune to EMI or RF interference.

For anyone in search of a wireless communications link with the bandwidth and security of fiber optic lines, LaserWireless systems offer an affordable, reliable solution.

There is tremendous excitement and interest in optical wireless right now because of an announcement made several months ago. Lucent Technologies was entering into a joint venture to produce a cutting edge optical wireless technology called Terabeam. With a great deal of fanfare, Terabeam was introduced at the last Olympic Games in Sydney, Australia to mixed reviews on its performance. Terabeam's strategy may still be evolving, but, thanks to the Terabeam promotion, our trade show attendees and potential customers are now well aware of the advantages of optical wireless technology and are excited about laser wireless systems.

We are pleased to announce that, in the past few weeks, we have received the oral certifications necessary to begin commercial sale of the LaserBridge 155 in the United States, Canada, and Europe, as well as Underwriters Laboratory approval. We are now ready to begin selling and delivering the LaserBridge 155. LaserWireless has a number of significant contacts, which are anticipated to produce orders in the First Quarter 2001.

In the coming year, we plan to demonstrate the LaserBridge system in 14 trade shows, including Supercomm and Networld+Interop. In March, LaserWireless will be one of eight companies included in a trade mission to Germany organized by the Commonwealth of Pennsylvania. This event creates the opportunity for us to demonstrate the LaserBridge 155 at CEBIT, the largest technology trade show in the world, with over 800,000 attendees.

Recently, we demonstrated the LaserBridge system to Avantel in Mexico City. There's a tremendous need for this type of system in Mexico because there is very little fiber optic cabling installed in Mexico, and there are so many radio systems in place that they interfere with each other. Our LaserBridge 155 can alleviate this conflict ... and carry data ten times faster. We will be introducing the LaserBridge 155 at a show in Mexico in February.

In the U.S. we are talking with several telecommunications carriers to design proprietary systems, based on minor modifications of the LaserBridge 155, to meet their specific needs. In Canada, we also have several customers awaiting delivery.

We expect to be shipping systems by early March at a unit price of $20,000 to $23,000, before discounts. Based on market research, we believe our system represents the best value in the industry.

Part of our cost advantage is created by subcontracting the manufacturing of the LaserBridge 155, while LaserWireless personnel focus on development and marketing of our products. Some of the subcontracting services will be done by our sister company, Sagebrush Technology. We have 13 employees in the company and our manpower expansion needs shouldn't increase dramatically in the foreseeable future.

LaserWireless is also looking ahead. We have several new models on the drawing board, which will be introduced in the future, once our LaserBridge 155 has good market penetration.

In summary, we're excited about the future of LaserWireless and we feel we can become the leader in the promising new communications technology. We appreciate our shareholders' patience in giving us the time to design and engineer an optical wireless system that we feel is superior to our competition in many different ways.

These projections are forward-looking statements. They are based on our current expectations, but they involve future risks and uncertainties that could cause actual results to differ materially.

Sagebrush Technology

Good morning, my name is Joe Zmuda, and I am the President of Sagebrush Technology, located in Albuquerque, New Mexico.

Sagebrush Technology is part of NextPath's Precision Technology Group. Our principal objective is the design and manufacture of precision rotary gimbal and positioning systems for the defense, aircraft, research and technology, and the health-care markets.

Sagebrush was purchased by NextPath almost one year ago. Since NextPath's purchase, we have maintained all of the contractual relations that were in place at the time of the purchase, and have expanded on these relationships extensively. Sagebrush has 28 total employees, with three servo-control electronics and software engineers, and 16 mechanical and electro-mechanical engineers included in that number.

Let's start by understanding our product. What is a gimbal? Many of you know about gyroscopes, used to maintain stability in ships, airplanes, and missiles. The rotary gimbal is part of this gyroscope family. The gimbal, through its electronics, has the capability to point a payload based on a user input and/or maintain the item it's supporting on a stable plane. The item the gimbal supports could be a telescope, a satellite dish, a camera, or a laser communications device -- anything that must maintain a stable plane or requires an on-track position. The products we sell range in price from $5,000 to in excess of $100,000, depending upon the design and load-bearing requirements.

Our products range from gimbals to precision motion control devices, including the Model-20 Pan and Tilt Gimbal (an unstabilized, low-cost unit); the Aero-20 stabilized Gimbal for airborne radar antenna and IR camera positioning systems; precision motion control devices for the medical industry, and mechanical drive systems for the optics in LaserWireless units. The majority of our products are gimbals for the military sensor market and the commercial communications antenna market. Our Model 20 has payload of 20 lbs. We are currently developing the Model 30 to handle a heavier 30 lb payload.

The applications for Sagebrush equipment include:

DEFENSE
        Airborne Gimbals
        Antenna Positioners
        Stabilized Platforms
        Weapons Targeting
        IR Camera Pointing
        Pan & Tilt Gimbals
        Vehicle Borne Gimbals

AEROSPACE
        Antenna Positioners
        IR Camera Gimbals
        Helicopter Gimbals
        Laser Beam Directors
        Balloon Borne Gimbals

MEDICAL
        Precision Positioners
        Mammotest Autoguide

RESEARCH
        Laser Beam Directors
        Solar Tracking Systems
        Precision Positioners

INDUSTRIAL
        Wafer Saw Turntables
        Industrial Positioners

ORIGINAL EQUIPMENT MANUFACTURING
        Laser Wireless Mechanical Motion
        Fischer Imaging Autoguide

As you can see, there are many diverse applications for the Sagebrush product line. We are very excited about the future of these products. Our market space is between low cost, low performance gimbals and high performance, high cost systems. We see payloads becoming smaller and lighter and requiring faster, lightweight, stabilized gimbals.

We see a bright future for our already developed products. Many of you read our announcement about our field testing of our beefed-up Model 20 gimbal with the Litton MCAD system. This application is for active chemical gas agent sniffing for the military. The tests went extremely well. Litton is interested in our new Model 30 because it can handle a heavier payload and is designed to be mounted on a moving vehicle.

Our most exciting new work involves the development of the Model 30. We have designed it to perform a complete array of technical performance parameters--from low-end, simple pointing with a joystick to the high-end, stabilized tasks. We accomplish this through a common mechanical and electrical design, and meeting customer requirements by simply selecting purchased components such as motors, bearings, and instruments such as gyros.

Our prices for these types of gimbals range from about $15k to $60k with numerous possible combinations in between. We have received a significant number of inquiries from potential customers for the Model 30 and variants thereof.

Another exciting product involves the development of the Aero 20. The Aero 20 was developed for a customer who required stabilized performance for object avoidance radar on a helicopter. We are currently developing a variation of that gimbal for a new IR camera application involving search and rescue and law enforcement interdiction of personnel, boats, etc,--whatever provides an IR signature. We believe there are huge potential markets for this product, one of which involves the replacement of existing high initial cost and high maintenance systems.

A partial list of our customers include:

Andrew Corporation                          Raytheon
Boeing                                      Rockwell International
Fischer Imaging                             Sandia National Laboratory
Harris Corporation                          White Sands Missile Range
Northrup Grumman                            Naval Air Warfare Center
Loral Communications                        National Security Agency
Proex Systems

To improve profitability, we are designing our products around a common set of electronic boards for all our products. This helps us avoid inventory shortages while improving customer service, and reducing the unit cost.

We plan to maintain our focus as a precision motion control/gimbal supplier, and we will continue to provide custom engineering services and products.

Over the last year, Sagebrush has accomplished the following:

o    Delivery of Autoguide for medical applications
o Development and delivery of a stabilized two-lb payload for the Tactical Unmanned Air Vehicle
o    Development of the Model 30 Gimbal
o    Development of the Aero-20 Gimbal

Because of NextPath's investment in Sagebrush, we believe that we are now positioned for success.

In summary, we are excited about the future for Sagebrush and NextPath. We are through our development period and are transitioning into the marketing and production phase, using commonly-designed components. This will allow us to deliver a quality product on time, while carefully monitoring our component and production costs.

These projections are forward-looking statements. They are based on our current expectations, but they involve future risks and uncertainties that could cause actual results to differ materially.

NextPath Environmental Services (NESI)

Good morning, my name is Richard Lewis. I am President of NextPath Environmental Services, Inc. (NESI) based in Pocatello, Idaho. In August of this year, all of NextPath environmental and energy activities were consolidated under NESI. This way we have better control over the implementation of our business plan, sales and marketing, and the necessary financial controls.

The primary business of NESI is to produce ENERGY from waste products. We offer real solutions to some of the world's waste management and environmental problems by converting the waste into usable energy. There are currently three ways in which NESI is meeting this business objective. First: NESI is recovering oil and other petroleum product through oil-water separation and filtration systems; Second: NESI is gasifying waste to produce electricity and heat; Third:
NESI is using waste products to feed algae which produce a biodiesel fuel and a number of valuable side products. Let me expand a little more on each of these areas.

Oil Recovery:
------------

There are hundreds of sites around the country that have contamination from petroleum products. A large percentage of the aquifers around the country have gasoline or diesel floating on top of the aquifer. Petroleum spills over the years have contaminated large amounts of soil. Sumps from service stations, car washes, mechanic shops, etc. collect solids that are contaminated with oil. As a country we have only scratched the surface in terms of solving all of these problems. NESI has developed turnkey systems that address many of the oil recovery problems facing our country. We have recently sold 4 of these systems to PEMEX in Mexico. Three of the systems have shipped and the 4th will ship this month. We are just now beginning the marketing of these systems to others. NESI has developed a modular system that will handle solid material, sumps and sludge as well as liquids. This system is in the final testing stages and marketing of this system is just now beginning.

Waste-to-energy:
---------------

NESI has signed a license arrangement with Thermogenics, Inc., a licensor of gasification technology. This technology converts municipal solid waste, refuse derived fuel, tires, biomass, sludge - almost anything organic, and gasifies about 90% of the waste into a usable gas. The remaining 10% is ash. The gas can then be used to fire a boiler to produce heat or it can be used to turn a turbine that will produce electricity.

Gasification has been used since the 1800's. The old gas lanterns burned fuel from early gasification processes. Early gasification processes, however, were not economical. For many years landfills and others have incinerated municipal solid waste and other waste products. In recent years, however, the incinerators have come under fire because of their environmental impact. Consequently gasification technologies have resurfaced. A significant amount of effort and research has taken place on gasification processes. Besides being economical, gasifiers are also environmentally friendly. Modern gasification technology has captured a significant interest in recent years because it is now cost competitive and because it is environmentally friendly. NESI markets what it believes to be the premier technology currently available. Our systems can process 25 - 1,000 tons per day of waste and produce a clean gas.

The gas can be used for many applications. We can use the gas to fire a boiler to produce heat. Besides the conventional uses for heat we can use the heat to distill water. This is of particular interest to other countries who struggle with clean water. We can produce pure water and, at the same time, eliminate harmful waste products. The gas is clean enough to fire an engine that produces electricity or we can fire a conventional gas or steam turbine to produce electricity. The gas consists of hydrogen, carbon monoxide and methane. We can use the gas to produce ethanol or methanol.

NESI has just begun the marketing process for its waste-to-energy systems. The Thermogenics technology is in the final beta testing stages.

Biodiesel:
---------

Biodiesel is a fuel that has the same characteristics as diesel fuel except that it is made from various oils instead of petroleum. The current technology makes biodiesel from used cooking oil, linseed oil, rapeseed oil, palm oil and other oils. As the world tries to find alternatives to petroleum diesel, more and more interest is developing for biodiesel. The demand for economical biodiesel, as an alternative energy source, is growing exponentially. Unfortunately, the conventional sources of biodiesel will never be able to meet the demand. Furthermore, the oils used now for biodiesel have other valuable uses. Research is taking place to develop alternative sources of biodiesel. One of these alternative sources is algae. There are over 30,000 species of algae. Several of these species produce a lipid or oil that is classified as a biodiesel. The nutrient source for these algae is carbon dioxide in large quantities. There are at least 4 farms in the U.S. that are currently growing algae to produce biodiesel.

Needful Provisions Inc. has developed a species of algae that can feed off the nutrients in cow, hog or poultry manure. NESI has a license with NPI for the commercial application of this technology, along with a number of other technologies belonging to NPI. Because of this process at least 5 revenue sources can be generated. First, the manure solids that are left after taking out the nutrients can be composted into a valuable, marketable fertilizer. Second, the algae grow in long raceways or troughs. Zooplankton grows in the raceways as well and competes against the algae. Plankton eating fish such as paddle fish can be grown that will selectively eat the plankton and not the algae. The fish provide a second source of revenue. Third, the algae produce about 50- 60% lipids or biodiesel. Fourth, the algae hulls contain high value phytonutrients, anti-oxidants and other products that can be extracted and sold. Fifth, the remaining algae solids are high in protein and make an excellent animal feed.

The funding for the biodiesel development is being done primarily by NPI through assistance from government grants. NPI is in the final stages of completing a facility in Oklahoma to produce the algae, develop the lipid and nutrient extraction processes and certify the fuel with the National Renewable Energy Laboratory. This technology is still in the developmental stage and will require at least 6-10 months for the certification process to be completed. Once the development is complete, NESI will begin the commercial development of the process. There are tremendous advantages to the technology being developed. The process will produce fertilizer, fuel, fish, high value nutrients, and high protein animal feed. All of this will be accomplished while providing viable solutions to resolving serious global waste product problems.

Where are we now?
----------------

We are currently marketing the oil-water separation systems ranging in price from $50,000 -$600,000.

We are beginning to market our gasification products. A fully installed gasification system has a value ranging from $7-million to as much as $100-million.

We  have  several  serious   proposals  for  oil-water   separation   units  and
gasification projects already on the table, and our sales program is actively pursuing more.

NESI is focusing on developing projects and products that it can market to other people. This is somewhat different than the original business plan of NextPath, which was to own and operate waste-to-energy plants and other "green" projects. We believe that there are significant future opportunities for NESI. The energy and environmental problems facing our society are real and NESI has developed, and will continue to develop, viable solutions to many of them.

These projections are forward-looking statements. They are based on our current expectations, but they involve future risks and uncertainties that could cause actual results to differ materially.

Essentia Water

Good Morning
I am Jim Tonkin, President and Chief Executive of Essentia Water. It is my pleasure to share some remarks about our corporate philosophy, product portfolio, marketing focus, certain milestones achieved, and our current strategies for success.

The manufacturing premise to produce high alkaline electrolyte enhanced water are both unique and without competition. A company was formed originally known as Global Water Technologies in 1997 by Chairman, President and CEO of NextPath

Technologies, Ken Uptain. As Chief Executive of Global, Mr. Uptain developed the technology and invested in a branding strategy that yielded Essentia, and the eventual formation in June 1999 of Essentia Water Inc. As the sales and marketing effort grew steadily, it became clear that in order to meet the short-term growth objectives and long term viability, additional investment was needed. Therefore, Mr. Uptain hired additional management and sought capital partners. NextPath Technologies became Essentia's parent in January 2000.

Essentia Water is a unique, non-source dependent,  bottled water created through
a  proprietary  micro-process.   The  non-source  dependency  claim  is  key  to
understanding the real initial value proposition of Essentia.

Given the state of environmental and ecco-instability, the available potable water supply is dwindling and the contamination and often times skirted FDA mandated conformity of ground water to government regulation by spring water bottlers, the ability of Essentia Water to employ its technology on any given influent water supply, including for instance, unacceptable spring, river, lake and yes even municipal water, and produce a "high tech" purified water is unmatched. Essentia also believes that with the decline of available water sources pure enough to drink without disinfection or purification, some time soon a major swing by consumers worldwide will move in the direction of ONLY purified sources.

Essentia goes to great effort in order to produce value added potable water meeting our standards including: pre-filtration, reverse osmosis, ozonation, electrolyte mineral infusion and Ionic Separation. Explaining further, Essentia filtration standards require super purification through reverse osmosis to yield 99.9% purity.

Once  purified,  a  bio-available  (water  soluble)  electrolyte  formulation is infused into the water and processed with proprietary Ionic Separation technology. Ionic Separation by design, increases the alkalinity to a predetermined pH, either alkaline or acidic, using a process more commonly known as electrolysis. By the way, the pH of Essentia Water at 9.5 is structured to be significantly higher than any other bottled water.

The high pH of Essentia Water is confirmed by customers constantly who experience indigestion or acid reflux. The mild alkalinity and pH 9.5 helps neutralize the acidic stomach condition caused by food and beverage, acidic by nature, and a major part of the American diet today. Couple the electrolyte infusion, which adds nutrient value for the cells, with the higher alkalinity, the result is a value-added enhanced bottled water unmatched in the retail arena in the U.S. today! Given the uniqueness of our finished beverage, and the growth in the bottled water industry over the last decade, we produce in 3 sizes, 20oz. sport cap, 1.0 liter and 1.5 liter, matching the typical competitive retail packages available in the market domestically today.

Let me share some vital statistics to illuminate more about the bottled water industry. My presentation is available for those interested, so please don't get lost in these ratios. 1999 Beverage World data shows that bottled water wholesale sales rose to $4.9 billion from $4.3 billion. Retail sales dollars almost reached $6 billion, up from $5.2 billion. The increases were about 12% respectively. Given the entire beverage category was flat in 1999 except bottled water, these healthy growth trends are encouraging. Further, total gallons sold exceed 4.2 billion over 3.7 billion a year earlier. Again, over an 11% increase. Lastly and perhaps most important is the per capita consumption growth which rose to 15.5 gallons from about 14 gallons in `98, with expectations in 2000 at almost 17 gallons.

To summarize, the bottled water industry growth in '99 was 12.5% leading all beverage categories considered including soft drinks, fruit beverages, ready to drink teas, spirits, sports drinks, beer and wine. The total share of beverage gallonage for bottled water is about 13%, behind only beer and soft drinks in consumption. Considering beer at about 19%, bottled water is fast approaching equality as a beverage of choice.

Considering the downturn in consumption of carbonated soft drinks in favor of new age and or alternative beverages including bottled water, one could conclude that bottled water is growing at the expense of soft drinks and alcoholic beverages. This would substantiate the stampede occurring as we speak, to buy Gatorade by Quaker. Pepsi offered over $14 billion 10 days ago, and industry analysts are predicting it will sell for over $18 billion. The point here is that they are a brand marketing oriented company who built a brand by principle, advertising and value-added premises.

It is worth noting as well, that with Coca Cola and Pepsi now competing in the water business, niche' products have the greatest chance for success. The success of SoBe and Snapple support my premise earlier and the change in consumer buying habits from carbonated and sweetened non-natural beverages, to value-added, upscale, natural and `healthy' oriented concoctions. Essentia Water is poised to take advantage of this trend to meet the baby boomer, Gen X and Gen Y purchaser's demands.

To that end, as we have guided Essentia Water to become the fastest growing `enhanced' water in the natural and health industry, we believe strongly that a much larger audience than the natural consumer awaits our marketing and distribution effort.

We will move to facilitate sales to the traditional more lucrative and volume oriented channels such as: grocery, mass merchandise, drug, military and convenience in 2001. Our brand has proven its' performance with a stunning 458% increase in 2000 over 1999 in "same store sales", tracked by industry leader SPINS-ACNielson data-tracking. They are the industry source for scanned retail product sales in all food and non-food categories at retail. SPINS also shows that Essentia has triumphed as the leader in the enhanced water category. Essentia is ranked 13th out of 205 bottled waters, and has garnered 40% share of the enhanced segment. Essentia currently sells its products through over 25 national and regional distributors, who are our customers. Through these distributors, we are able to reach over 80% of the available natural and health stores in the U.S. Therefore, it is imperative that we grow our branded presence in other retail venues to achieve greater profit potential and brand equity for our shareholders.

As we explore ways to grow our business, we have invested research and development efforts to produce offshoot and innovative product types, using water as the base and in some cases the delivery system.

As an example Essentia just released the first new product in our growing portfolio called AQUESS, a water-soluble fiber beverage. We have teamed with Matsutani Chemical Company from Japan and Archer Daniels Midland, using their patented milled-fiber called Fibersol 2, combining the benefits of drinking water while gaining 20% of the Recommended Daily Index of fiber in a 16 oz. bottle. After exhaustive retail sampling, we concluded AQUESS is a product of perfect formulation to assist consumers, particularly women over 35, while easing the effects of constipation from aging and changing hormonal balance in the body.

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

Maintaining a healthy cardiovascular system, healthy blood glucose levels and lower cholesterol and triglyceride levels are additional benefits of AQUESS, when consumed regularly.

The product is surprisingly clear and packaged in an innovative full shrink sleeve labeled half liter PET bottle for convenience and rapid consumption.

AQUESS has just been authorized by 7-Eleven as one of only a handful of new products to be featured on their shelves in 2001. The 7-11 authorization symbolizes both the timeliness and perceived uniqueness of AQUESS with the introduction to other than natural and health markets for Essentia as a company.

We plan to continue pursuing additional channels of both distribution and retail, in order to grow the national brand dominance of Essentia Water. The revenues from these predicted higher volume channels will enhance the profitability and equity of the company.

Essentia has developed, in addition to enhanced water under the brand profile, other private label waters. Examples are the PETsMART `Shareables' drinking water, employing a detachable drinking cup from the bottom of a 1.0 liter bottle, for human and pet consumption for people and pets on the go! We have also developed enhanced waters for the Bon Marche' and Macy's West, 2 of 9 department store flagships of the Federated Group.

In summary, we are poised to grow through: new placement and outlet marketing; new distribution in non-natural channels; new product development; and eventually Internationally. We have calculated, given the AQUESS introduction, expanded distribution and retail sales channel broadening, revenues should improve significantly by year-end 2001. We also have allocated a larger portion of our marketing budget towards event marketing, public relations and consumer advertising. The management team of Essentia Water is seasoned both in and outside of the beverage industry.

We have coupled extensive experience with varied disciplines in order to round out a cohesive group that works well together guided by the brand strategy and principles employed early on in our development directed by noted author, lecturer and brand strategist, Duane Knapp. His book, The Brand Mindset, gives anyone viewing our company from the outside, a real insight into our management objectives, motivation and mission which simply is to develop a premier international bottled water brand, while creating and marketing `premium waters' that optimize consumer health.

Our corporate vision stems from the following: Essentia Water is `non-source' dependent bottler, leveraging that advantage to produce and sell premium waters while maintaining geographic proximity to distributors from production, to facilitate shipments to retail, in order to maximize customer satisfaction, profit and brand equity!

Employing this vision and strategy will grow the equity  position of Essentia in
the  marketplace,   creating  added  value  for  shareholders  while  eventually providing opportunity to consume our products around the world.

For anyone interested, may I invite you to sample Essentia Water or AQUESS. Feel free to take any point of sale literature with you, including our technical

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

document espousing the features and benefits of Essentia Water with medical and anecdotal comments, or visit www.essentiawater.com.

Thank you for your interest in Essentia Water and our future with NextPath!

These projections are forward-looking statements. They are based on our current expectations, but they involve future risks and uncertainties that could cause actual results to differ materially.

Commonly Asked Investor Relations Questions

Q.      What are restricted shares, and are my voting rights also restricted?
A. Restricted shares contain a legend that effects the rights and interests of the holders of those shares. All currently issued restricted shares of NextPath Technologies have voting rights.

Q. I anticipated my shares would be unrestricted months ago. They are still restricted. Why?
A. Typically, removing restrictions from shares is accomplished through the filing of an SEC S-1 Registration, which requires SEC approval prior to becoming effective. This process normally takes 90 or more days to complete. NextPath filed an S-1 registration on July 31, 2000. As of this time, SEC approval has not been received. At the present time, we have no indication as to when that approval might be received.

Q.      Will my restricted shares be included in this registration?
A.      Shareholders excluded from this registration have been notified.

Q. Is the S-1 Registration the only way I can lift the restrictions on my shares?
A. No, you may also submit a SEC Form 144, along with a letter from your attorney expressing his/her legal opinion that you are entitled to sell your shares subject to a 144 exemption.

Q.      Who pays for this legal opinion?
A.      That is the responsibility of the shareholder filing the Form 144.

Q. Once approved, what is the process for removing the restricted legend from my shares?
A. You will receive a written request by the company to tender your stock certificates (bearing the restricted legend) to the Company's independent Transfer Agent. Tendered certificates will be replaced by the Transfer Agent with new certificates.

Stock Performance:

Q.      Why has the share price dropped so dramatically in such a short time?
A. Any answer to this question is highly speculative. There is no one particular reason solely responsible for the dramatic drop in our stock price. However, the conclusion is inescapable. Events have transpired in the history of this company which have eroded investor confidence. Additionally, since the summer of this year 2000, the Over the Counter Market, and technology stocks in particular, also showed significant declines.

Q.      Where do you see the share price going in the future?
        Many factors will affect the share price, both negatively and positively in the future. Clearly, the company needs to bring back investor confidence by enhancing share value.

Division Performance:

Q.      Why don't we get any reports on the performance of US Certified Letters?
A. USCL is a privately held company, of which NextPath owns 20%. As a minority shareholder of a privately held company, NextPath has no right or authority to disclose any information we might have regarding their business activities.

Q.      What is happening with Global Certified Mail?
A. NextPath owns 80% of Global Certified Mail, with the processing and mail handling to be performed by USCL. Management's plans for Global
        Certified Mail are being formulated pending successful US market penetration by USCL.

Q. We have heard a lot about LaserWireless' future. When will they start shipping product?
A. LaserWireless is in the final stages of obtaining written confirmation of desired certifications for LB155. Management has indicated that product shipments are anticipated to begin during first-quarter 2001.

Q. What happened to NESI in the third quarter? Lewis looked like a very promising acquisition with several million dollars in sales per quarter. However, third-quarter sales were only $492,000.
A. Lewis Mechanical was acquired to implement the Next Path Environmental Services (NESI) business plan. There was a transition period to consolidate all NESI activities, formulate a revised business strategy, and continue product development. Some of NESI's development stage technologies have now concluded beta testing and are ready for market entry. Bids and proposals have also been submitted for a number of third party projects.

Q. What happened to the Mobile Chemical Agent Detection (MCAD) system which Sagebrush announced was being undertaken with Litton Systems?
A. Preliminary reports indicate the tests went well, and we are hopeful orders will be forth coming from Litton.

Q.      Why hasn't Essentia Water been reporting a profit?
A. Essentia has focused its efforts toward developing a national brand (which is an integral part of its long term strategy). The scope of target market penetration has been expanding from principally West Coast outlets to nationwide and Canada. Costs to expand the marketplace have been significant. NextPath has consistently indicated Essentia does not anticipate reporting a profit in the near future.

Q.      Where does management see the future for NextPath in the coming year?
A. NextPath management has confidence in all 4 of our product groups. We have potentially significant business transactions pending in many areas.

Q. The third-quarter 10-Q says you have enough funds available to last another four months. That means NextPath will be out of money by the end of January 2001. What are you doing to raise additional funds?
A. Liquidity and Capital Resources is a common section in 10-Q reports. We are actively engaged in negotiations with debt and equity sources.

Other Items:

Q.      Why is NextPath suing its largest shareholder WOW, and Steve Martin?
A.      It is NextPath's policy not to comment on pending litigation.

Q.      Why have their been so many management changes within NextPath?
A. NextPath is a development-stage company. As is common with development stage companies, most aspects of research, production, and management are constantly in a fluid state. During this stage of a company's development, significant and frequent management changes are not uncommon.

Q. When does NextPath anticipate hiring a public relations/investor relations firm?
A. Discussions are ongoing. The plan for an overall public relations (PR) / investor relations (IR) effort is being reviewed monthly. Based on conversations with, and advice from, PR / IR firms, the Board has determined the expense of engaging such a firm is not cost justified until such time as there is closure on certain key issues, such as the ongoing SEC investigation.

If you have additional questions please e-mail them to:
investorrelations@nextpathonline.com
------------------------------------
or Fax them to:  (602) 224-9284.

We will publish available responses on a periodic basis for distribution to all shareholders.

15

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                           NEXTPATH TECHNOLOGIES, INC.



                                   By:  /s/ Kenneth Uptain
                                        ----------------------------------------
                                        Kenneth Uptain, President, CEO

Date:  December 5, 2000